Exhibit 99.1

Helen of Troy Limited Reports Third Quarter Fiscal 2021 Results

Consolidated Net Sales Growth of 34.3%; Organic Business Net Sales Growth of 30.3%
GAAP Diluted Earnings Per Share (“EPS”) of $3.34
Adjusted Diluted EPS Growth of 20.5% to $3.76
Initiates Fiscal 2021 GAAP Diluted EPS Outlook of $10.29 - $10.46
Initiates Fiscal 2021 Adjusted Diluted EPS Outlook of $11.50 - $11.70
Initiates Fiscal 2021 Consolidated Net Sales Growth Outlook of 21.5% - 23.0%

El Paso, Texas, January 7, 2021 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home and beauty products, today reported results for the three-month period ended November 30, 2020.

Executive Summary – Third Quarter of Fiscal 2021

•Consolidated net sales revenue increase of 34.3%, including:
◦An increase in Leadership Brand net sales of 33.9%
◦An increase in online channel net sales of approximately 34%
◦Organic business net sales growth of 30.3%
◦Core business net sales growth of 35.2%

•GAAP consolidated operating income of $100.7 million, or 15.8% of net sales, compared to $79.3 million, or 16.7% of net sales, for the same period last year

•Non-GAAP consolidated adjusted operating income increase of 24.0% to $111.9 million, or 17.6% of net sales, compared to $90.3 million, or 19.0% of net sales, for the same period last year

•GAAP diluted EPS of $3.34, compared to $2.71 for the same period last year

•Non-GAAP adjusted diluted EPS increase of 20.5% to $3.76, compared to $3.12 for the same period last year

•Net cash provided by operating activities for the first nine months of the fiscal year of $249.7 million, compared to $101.4 million for the same period last year

•Non-GAAP free cash flow for the first nine months of the fiscal year of $230.3 million, compared to $88.2 million for the same period last year

•Repurchased 960,829 shares of common stock in the open market during the quarter for $191.6 million, at an average price of $199.42 per share

Julien R. Mininberg, Chief Executive Officer, stated: “Our business delivered an exceptional third quarter in what is shaping up to be another year of outstanding results for Helen of Troy. We delivered 34.3% growth in consolidated net sales behind continued momentum across each of our business segments, our Leadership Brands, the online channel, brick and mortar, organic business, core business, and international. During the quarter, adjusted EPS grew 20.5%, even as we invested in key initiatives designed to continue driving our value creation flywheel for next fiscal year and for the back half of Phase II. Year to date, we have outstanding momentum, with consolidated net sales growth of 25.6%, adjusted EPS growth of 35.4%, and growth in cash flow from operations of 146.3% to $249.7 million. We are very pleased to deliver these results and now provide full fiscal year guidance projecting that Helen of Troy will cross the $2 billion sales milestone for the first time and grow its adjusted EPS by $2.20 per share or more this year. This is tremendous progress in our second year of Phase II, and well ahead of the five-year glidepath we laid out during our May 2019 Investor Day. The strength of our execution is a testament to our exceptional associates around the world who continue to thrive as we rise together to overcome the many challenges of COVID-19, live our culture, and build for the future.”

Mr. Mininberg concluded: “We are excited to be in a position this fiscal year to use the strength of our results and balance sheet to make long-term investments needed to catch up with our rapid growth over the past several years and to invest in the building blocks and capabilities we believe will create incremental revenue and earnings growth during the rest of Phase II. We like our chosen initiatives, remain clearly focused on leveraging our diversified portfolio and expect to continue to develop additional opportunities to further supplement future earnings growth as we head into fiscal 2022.”

	Three Months Ended November 30,
(in thousands)	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$183,211	$185,810	$105,716	$474,737
Organic business (1)	38,836	62,887	42,072	143,795
Impact of foreign currency	353	1,461	(110)	1,704
Acquisition (2)	—	—	17,501	17,501
Change in sales revenue, net	39,189	64,348	59,463	163,000
Fiscal 2021 sales revenue, net	$222,400	$250,158	$165,179	$637,737

Total net sales revenue growth (decline)	21.4%	34.6%	56.2%	34.3%
Organic business	21.2%	33.8%	39.8%	30.3%
Impact of foreign currency	0.2%	0.8%	(0.1)%	0.4%
Acquisition	—%	—%	16.6%	3.7%

Operating margin (GAAP)
Fiscal 2021	16.9%	12.2%	19.7%	15.8%
Fiscal 2020	23.1%	13.1%	11.9%	16.7%
Adjusted operating margin (non-GAAP)
Fiscal 2021	18.4%	14.1%	21.7%	17.6%
Fiscal 2020	24.3%	15.5%	16.0%	19.0%
Consistent with its strategy of focusing on its Leadership Brands, during the fourth quarter of fiscal 2020, the Company committed to a plan to divest certain assets within its mass channel personal care business (“Personal Care”). The assets to be divested include intangible assets, inventory and fixed assets related to the Company's mass channel liquids, powder and aerosol products under brands such as Pert, Brut, Sure and Infusium. The Company expects the divestiture to occur within fiscal 2021. Accordingly, the Company has classified the identified assets of the disposal group as held for sale. In connection with this change, the Company now defines Core as strategic business that it expects to be an ongoing part of its operations, and Non-Core as business or assets (including assets held for sale) that it expects to divest within a year of its designation as Non-Core. Organic business now refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, not including the impact that foreign currency had on reported net sales revenue.

	Three Months Ended November 30,
(in thousands)	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$183,211	$185,810	$105,716	$474,737
Core business (2) (3)	39,189	64,348	63,487	167,024
Non-Core business (Personal Care) (3)	—	—	(4,024)	(4,024)
Change in sales revenue, net	39,189	64,348	59,463	163,000
Fiscal 2021 sales revenue, net	$222,400	$250,158	$165,179	$637,737

Total net sales revenue growth (decline)	21.4%	34.6%	56.2%	34.3%
Core business	21.4%	34.6%	60.1%	35.2%
Non-Core business (Personal Care)	—%	—%	(3.8)%	(0.8)%

Consolidated Operating Results - Third Quarter Fiscal 2021 Compared to Third Quarter Fiscal 2020

•Consolidated net sales revenue increased $163.0 million, or 34.3%, to $637.7 million compared to $474.7 million. The growth was driven by an Organic business increase of $143.8 million, or 30.3%, primarily reflecting growth in consolidated brick and mortar, online, and international sales. The Drybar Products acquisition also contributed $17.5 million, or 3.7% to consolidated net sales revenue growth. These factors were partially offset by reduced store traffic at certain retail brick and mortar stores, a soft back-to-school season due to COVID-19 related school closures and a decline in Non-Core business.

•Consolidated gross profit margin increased 0.9 percentage points to 45.1%, compared to 44.2%. The increase was primarily due to a favorable product mix within Health & Home and the Organic Beauty business, the favorable impact of the Drybar Products acquisition, and a favorable channel mix within the Housewares segment. These factors were partially offset by higher inbound freight expense and an unfavorable product mix in the Housewares segment.

•Consolidated selling, general and administrative expense (“SG&A”) ratio increased 1.8 percentage points to 29.3%, compared to 27.5%. The increase was primarily due to increased marketing expense, increased freight and distribution expense, higher royalty expense, increased legal and other professional fees, and higher bad debt expense. These factors were partially offset by the impact that higher net sales revenue had on net operating leverage, travel expense reductions due to COVID-19, and the favorable comparative impact of acquisition-related expenses for the purchase of Drybar Products incurred in the prior year period.

•Consolidated operating income was $100.7 million, or 15.8% of net sales revenue, compared to $79.3 million, or 16.7% of net sales revenue. The decrease in consolidated operating margin was primarily driven by the increase in the SG&A ratio, partially offset by the increase in gross profit margin.

•Income tax expense as a percentage of income before tax was 14.0% compared to 10.3% for the same period last year. The year-over-year increase in the effective tax rate is primarily due to an increase in liabilities related to uncertain tax positions.

•Net income increased 22.6% to $84.2 million, compared to $68.7 million. Diluted EPS was $3.34 compared to $2.71. Diluted EPS increased primarily due to higher operating income in the Beauty and Health & Home segments, partially offset by lower operating income in the Housewares segment and higher income tax expense.

•Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) increased 24.0% to $117.0 million compared to $94.4 million.

On an adjusted basis for the third quarter of fiscal 2021 and 2020, excluding non-cash asset impairment charges, acquisition-related expenses, restructuring charges, tax reform, amortization of intangible assets, and non-cash share-based compensation, as applicable:

•Adjusted operating income increased $21.6 million, or 24.0%, to $111.9 million, or 17.6% of net sales, compared to $90.3 million, or 19.0% of net sales. The 1.4 percentage point decrease in adjusted operating margin primarily reflects increased marketing expense, increased freight and distribution expense, an unfavorable product mix in the Housewares segment, higher royalty expense, increased legal and other professional fees, and higher bad debt expense. These factors were partially offset by the favorable impact that higher overall net sales revenue had on operating leverage, a favorable product mix within Health & Home and the Organic Beauty business, a favorable channel mix within the Housewares segment, and travel expense reductions due to COVID-19.

•Adjusted income increased $15.7 million, or 19.8%, to $94.8 million, compared to $79.1 million for the same period last year. Adjusted diluted EPS increased 20.5% to $3.76 compared to $3.12. The increase in adjusted diluted EPS was primarily due to higher operating income in the Beauty and Health & Home segments, partially offset by lower operating income in the Housewares segment and higher income tax expense.

Segment Operating Results - Third Quarter Fiscal 2021 Compared to Third Quarter Fiscal 2020

Housewares net sales revenue increased $39.2 million, or 21.4%, to $222.4 million, compared to $183.2 million. Growth was driven by an Organic business increase of $38.8 million, or 21.2%, primarily due to higher demand for OXO brand products as consumers spent more time at home cooking, cleaning, organizing and pantry loading in response to COVID-19, which resulted in increases in brick and mortar, online and international sales. These factors were partially offset by the COVID-19 related impact of reduced store traffic at certain retail brick and mortar stores, a soft back-to-school season due to COVID-19, lower closeout channel sales and increased competitive activity. Operating income was $37.7 million, or 16.9% of segment net sales revenue, compared to $42.3 million, or 23.1% of segment net sales revenue. The 6.2 percentage point decrease in segment operating margin was primarily due to a less favorable product mix, higher marketing expense, increased freight and distribution expense to support strong demand, higher royalty expense, and increased legal and other professional fees. These factors were partially offset by the favorable impact that higher overall net sales revenue had on operating leverage, a more favorable channel mix, and travel expense reductions due to COVID-19. Adjusted operating income decreased 8.3% to $40.9 million, or 18.4% of segment net sales revenue compared to $44.6 million, or 24.3% of segment net sales revenue.

Health & Home net sales revenue increased $64.3 million, or 34.6%, to $250.2 million, compared to $185.8 million. The increase was primarily driven by an Organic business increase of $62.9 million, or 33.8%, primarily due to strong consumer demand for healthcare and healthy living products in domestic and international markets, primarily in thermometry and air purification, in both brick and mortar and online channels, mainly attributable to COVID-19. These factors were partially offset by declines in non-strategic categories. Operating income was $30.5 million, or 12.2% of segment net sales revenue, compared to $24.4 million, or 13.1% of segment net sales revenue. The 0.9 percentage point decrease in segment operating margin was primarily due to increased marketing expense, higher performance-based annual incentive compensation expense, higher royalty expense, and the unfavorable impact of foreign currency exchange and forward contract settlements year-over-year. These factors were partially offset by the favorable impact that higher overall net sales revenue had on operating leverage and the impact of a more favorable product mix. Adjusted operating income increased 22.5% to $35.3 million, or 14.1% of segment net sales revenue, compared to $28.8 million, or 15.5% of segment net sales revenue.

Beauty net sales revenue increased $59.5 million, or 56.2%, to $165.2 million, compared to $105.7 million. The increase was driven by an Organic business increase of $42.1 million, or 39.8%, as well as the net sales revenue contribution of $17.5 million, or 16.6% growth, from the acquisition of Drybar Products. The Organic business increase primarily reflects growth in the appliance category in both online and brick and mortar channels driven by the strength of the One-Step family of products, a shift to greater and more aggressive early season retail holiday promotions during the third quarter, expanded distribution, primarily in the club channel, and an increase in international sales. These factors were partially offset by reduced store traffic at certain retail brick and mortar stores due to COVID-19 and a net sales revenue decline in Non-Core business. Operating income was $32.6 million, or 19.7% of segment net sales revenue, compared to $12.6 million, or 11.9% of segment net sales revenue. The 7.8 percentage point increase in segment operating margin was primarily due to the favorable impact that higher overall net sales revenue had on operating leverage, the margin impact of a more favorable product mix, the favorable comparative impact of acquisition-related expenses for the purchase of Drybar Products incurred in the prior year period, and travel expense reductions due to COVID-19. These factors were partially offset by higher personnel expense related to the acquisition of Drybar Products, increased marketing expense, higher performance-based annual incentive compensation expense, higher bad debt expense, and higher legal and other professional fees. Adjusted operating income increased 111.7% to $35.8 million, or 21.7% of segment net sales revenue, compared to $16.9 million, or 16.0% of segment net sales revenue.

Balance Sheet and Cash Flow Highlights - Third Quarter Fiscal 2021 Compared to Third Quarter Fiscal 2020

•Cash and cash equivalents totaled $156.7 million, compared to $19.6 million.

•Accounts receivable turnover was 70.0 days, compared to 68.9 days.

•Inventory was $383.4 million, compared to $333.7 million. Trailing twelve-month inventory turnover was 3.6 times compared to 2.9 times.

•Total short- and long-term debt was $440.4 million, compared to $244.2 million.

•Net cash provided by operating activities for the first nine months of the fiscal year was $249.7 million, compared to $101.4 million.

Subsequent Event

On December 22, 2020, the Company entered into an amended and extended Trademark License Agreement with Revlon to license Revlon’s trademark for hair care appliances and tools (the “Revlon License”). The Revlon License grants the Company an exclusive, global, fully paid-up license to use the licensed trademark to manufacture, sell and distribute licensed merchandise in accordance with the terms of the agreement. The Revlon License has an initial term of 40 years, which will automatically renew at the end of the initial term for three consecutive additional 20-year periods unless the Company gives notice of non-renewal. The Revlon License amends and restates the existing Revlon trademark licensing agreements entirely, and eliminates ongoing royalties the Company has historically paid and recognized as expense within SG&A in accordance with such agreements. In exchange for this exclusive global license, the Company paid a one-time, up-front license fee of $72.5 million, which will be recorded as an intangible asset at cost and amortized on a straight-line basis over a useful life of 40 years, representing the initial term. As a result of the Revlon License, the Company is no longer obligated to pay royalties or any other fees to Revlon, and thus will not recognize these expenses after December 22, 2020, the effective date of the Revlon License.

Fiscal 2021 Annual Outlook

For fiscal 2021, the Company expects consolidated net sales revenue in the range of $2.075 to $2.1 billion, which implies consolidated sales growth of 21.5% to 23.0%.

The Company’s net sales outlook reflects the following expectations by segment:
•Housewares net sales growth of 12.0% to 12.5%;
•Health & Home net sales growth of 27.5% to 30.0%; and
•Beauty net sales growth of 27.0% to 28.0%.

The Company expects consolidated GAAP diluted EPS of $10.29 to $10.46 and non-GAAP adjusted diluted EPS in the range of $11.50 to $11.70, which excludes any asset impairment charges, restructuring charges, tax reform, share-based compensation expense and intangible asset amortization expense.

The Company’s net sales and EPS growth outlook reflects the following:
•the assumption that COVID-19 related demand trends seen in the second and third quarters of fiscal 2021 continue through the fourth quarter;
•the assumption that the impact of the cough/cold/flu season on the fourth quarter will be below average due to the COVID-19 impact on back to school, work from home, travel, brick and mortar shopping, and group gatherings, compared to an above average impact in the same period last year;
•the more difficult comparison to the fourth quarter of fiscal 2020, which included initial COVID-19 demand surges in the Health & Home segment and an initial surge in demand for the One-Step family of products in the Beauty segment;
•an estimated increase in short- and long-term growth investments of approximately 50% for the full fiscal year 2021, which falls entirely in the second half of the year due to cost reduction initiatives in place during the first half of the year;
•the assumption that December 2020 foreign currency exchange rates will remain constant for the remainder of the fiscal year; and
•an estimated weighted average diluted shares outstanding of 25.3 million.

The Company expects a reported GAAP effective tax rate range of 6.7% to 6.8%, and an adjusted effective tax rate range of 9.5% to 9.7% for the full fiscal year 2021. Please refer to the schedule entitled “Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)” in the accompanying tables to this press release.

The Company expects capital asset expenditures of $32 to $35 million for the full fiscal year 2021, which includes expected initial expenditures related to a new 2 million square foot distribution facility with state of the art automation for our Housewares segment. The Company expects intangible asset expenditures of $74 to $75 million, which includes the $72.5 million incurred in December related to the Revlon License agreement.

The likelihood and potential impact of any fiscal 2021 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Thursday, January 7, 2021. Investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at:
http://investor.helenoftroy.com. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on January 7, 2021 until 11:59 p.m. Eastern Time on January 14, 2021 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13714008. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share (“EPS”), Core and Non-Core adjusted diluted EPS, EBITDA, adjusted EBITDA, and free cash flow, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income and cash flows. For additional information see Note 9 to the accompanying tables to this Press Release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar. We sometimes refer to these brands as our Leadership Brands. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 29, 2020, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, our ability to successfully manage the demand, supply and operational challenges associated with the actual or perceived effects of COVID-19 and any similar future public health crisis, pandemic or epidemic, our ability to deliver products to our customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, our dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including from the effects of COVID-19, our relationships with key customers and licensors, our dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding recent, pending and future acquisitions or divestitures, including our ability to realize anticipated cost savings, synergies and other benefits along with our ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with cybersecurity and information security breaches, the risks associated with global legal developments regarding privacy and data security could result in changes to our business practices, penalties, increased cost of operations, or otherwise harm our business, risks associated with foreign currency exchange rate fluctuations, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, laws relating to environmental policy, personal data, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, our ability to continue to avoid classification as a controlled foreign corporation, the risks of new legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, our dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, the impact of changing costs of raw materials, labor and energy on cost of goods sold and certain operating expenses, the risks associated with significant tariffs or other restrictions on imports from China or any retaliatory trade measures taken by China, the risks associated with the geographic concentration and peak season capacity of certain U.S. distribution facilities, our projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, our ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks to our liquidity as a result of changes to capital market conditions and other constraints or events that impose constraints on our cash resources and ability to operate our business, the risks associated with product recalls, product liability, other claims, and related litigation against us and the risks associated with changes in regulations or product certifications.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30,
	2020		2019
Sales revenue, net	$637,737	100.0%	$474,737	100.0%
Cost of goods sold	350,410	54.9%	264,764	55.8%
Gross profit	287,327	45.1%	209,973	44.2%
Selling, general and administrative expense (“SG&A”)	186,630	29.3%	130,692	27.5%
Restructuring charges	(12)	—%	12	—%
Operating income	100,709	15.8%	79,269	16.7%
Non-operating income, net	93	—%	92	—%
Interest expense	(2,926)	(0.5)%	(2,767)	(0.6)%
Income before income tax	97,876	15.3%	76,594	16.1%
Income tax expense	13,721	2.2%	7,895	1.7%
Net income	$84,155	13.2%	$68,699	14.5%

Diluted earnings per share (“EPS”)	$3.34		$2.71

Weighted average shares of common stock used in computing diluted EPS	25,192		25,396

	Nine Months Ended November 30,
	2020		2019
Sales revenue, net	$1,589,424	100.0%	$1,265,067	100.0%
Cost of goods sold	892,460	56.1%	723,216	57.2%
Gross profit	696,964	43.9%	541,851	42.8%
SG&A	439,646	27.7%	359,794	28.4%
Restructuring charges	355	—%	1,061	0.1%
Operating income	256,963	16.2%	180,996	14.3%
Non-operating income, net	440	—%	313	—%
Interest expense	(9,568)	(0.6)%	(9,291)	(0.7)%
Income before income tax	247,835	15.6%	172,018	13.6%
Income tax expense	16,061	1.0%	16,530	1.3%
Net income	$231,774	14.6%	$155,488	12.3%

Diluted EPS	$9.14		$6.15

Weighted average shares of common stock used in computing diluted EPS	25,350		25,295

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (9)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30, 2020
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$637,737	100.0%	$—		$637,737	100.0%
Cost of goods sold	350,410	54.9%	—		350,410	54.9%
Gross profit	287,327	45.1%	—		287,327	45.1%
SG&A	186,630	29.3%	(4,501)	(4)	175,390	27.5%
			(6,739)	(5)
Restructuring charges	(12)	—%	12	(6)	—	—%
Operating income	100,709	15.8%	11,228		111,937	17.6%
Non-operating income, net	93	—%	—		93	—%
Interest expense	(2,926)	(0.5)%	—		(2,926)	(0.5)%
Income before income tax	97,876	15.3%	11,228		109,104	17.1%
Income tax expense	13,721	2.2%	607		14,328	2.2%
Net income	$84,155	13.2%	$10,621		$94,776	14.9%

Diluted EPS	$3.34		$0.42		$3.76

Weighted average shares of common stock used in computing diluted EPS	25,192				25,192

	Three Months Ended November 30, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$474,737	100.0%	$—		$474,737	100.0%
Cost of goods sold	264,764	55.8%	—		264,764	55.8%
Gross profit	209,973	44.2%	—		209,973	44.2%
SG&A	130,692	27.5%	(4,790)	(4)	119,669	25.2%
			(4,758)	(5)
			(1,475)	(7)
Restructuring charges	12	—%	(12)	(6)	—	—%
Operating income	79,269	16.7%	11,035		90,304	19.0%
Non-operating income, net	92	—%	—		92	—%
Interest expense	(2,767)	(0.6)%	—		(2,767)	(0.6)%
Income before income tax	76,594	16.1%	11,035		87,629	18.5%
Income tax expense	7,895	1.7%	617		8,512	1.8%
Net income	$68,699	14.5%	$10,418		$79,117	16.7%

Diluted EPS	$2.71		$0.41		$3.12

Weighted average shares of common stock used in computing diluted EPS	25,396				25,396

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (9)
(Unaudited) (in thousands, except per share data)

	Nine Months Ended November 30, 2020
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,589,424	100.0%	$—		$1,589,424	100.0%
Cost of goods sold	892,460	56.1%	—		892,460	56.1%
Gross profit	696,964	43.9%	—		696,964	43.9%
SG&A	439,646	27.7%	(13,527)	(4)	405,465	25.5%
			(20,654)	(5)
Restructuring charges	355	—%	(355)	(6)	—	—%
Operating income	256,963	16.2%	34,536		291,499	18.3%
Non-operating income, net	440	—%	—		440	—%
Interest expense	(9,568)	(0.6)%	—		(9,568)	(0.6)%
Income before income tax	247,835	15.6%	34,536		282,371	17.8%
Income tax expense	16,061	1.0%	11,416		27,477	1.7%
Net income	$231,774	14.6%	$23,120		$254,894	16.0%

Diluted EPS	$9.14		$0.91		$10.05

Weighted average shares of common stock used in computing diluted EPS	25,350				25,350

	Nine Months Ended November 30, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,265,067	100.0%	$—		$1,265,067	100.0%
Cost of goods sold	723,216	57.2%	—		723,216	57.2%
Gross profit	541,851	42.8%	—		541,851	42.8%
SG&A	359,794	28.4%	(13,129)	(4)	326,447	25.8%
			(18,743)	(5)
			(1,475)	(7)
Restructuring charges	1,061	0.1%	(1,061)	(6)	—	—%
Operating income	180,996	14.3%	34,408		215,404	17.0%
Non-operating income, net	313	—%	—		313	—%
Interest expense	(9,291)	(0.7)%	—		(9,291)	(0.7)%
Income before income tax	172,018	13.6%	34,408		206,426	16.3%
Income tax expense	16,530	1.3%	2,145		18,675	1.5%
Net income	$155,488	12.3%	$32,263		$187,751	14.8%

Diluted EPS	$6.15		$1.28		$7.42

Weighted average shares of common stock used in computing diluted EPS	25,295				25,295

Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended November 30,
	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$183,211	$185,810	$105,716	$474,737
Organic business (1)	38,836	62,887	42,072	143,795
Impact of foreign currency	353	1,461	(110)	1,704
Acquisition (2)	—	—	17,501	17,501
Change in sales revenue, net	39,189	64,348	59,463	163,000
Fiscal 2021 sales revenue, net	$222,400	$250,158	$165,179	$637,737

Total net sales revenue growth (decline)	21.4%	34.6%	56.2%	34.3%
Organic business	21.2%	33.8%	39.8%	30.3%
Impact of foreign currency	0.2%	0.8%	(0.1)%	0.4%
Acquisition	—%	—%	16.6%	3.7%

	Nine Months Ended November 30,
	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$496,017	$499,543	$269,507	$1,265,067
Organic business (1)	68,803	162,138	60,946	291,887
Impact of foreign currency	71	(113)	(3,121)	(3,163)
Acquisition (2)	—	—	35,633	35,633
Change in sales revenue, net	68,874	162,025	93,458	324,357
Fiscal 2021 sales revenue, net	$564,891	$661,568	$362,965	$1,589,424

Total net sales revenue growth (decline)	13.9%	32.4%	34.7%	25.6%
Organic business	13.9%	32.5%	22.6%	23.1%
Impact of foreign currency	—%	—%	(1.2)%	(0.3)%
Acquisition	—%	—%	13.2%	2.8%

Leadership Brand and Other Net Sales Revenue (2)
(Unaudited) (in thousands)

	Three Months Ended November 30,
	2020	2019	$ Change	% Change
Leadership Brand sales revenue, net (8)	$508,210	$379,604	$128,606	33.9%
All other sales revenue, net	129,527	95,133	34,394	36.2%
Total sales revenue, net	$637,737	$474,737	$163,000	34.3%

	Nine Months Ended November 30,
	2020	2019	$ Change	% Change
Leadership Brand sales revenue, net (8)	$1,288,614	$1,012,346	$276,268	27.3%
All other sales revenue, net	300,810	252,721	48,089	19.0%
Total sales revenue, net	$1,589,424	$1,265,067	$324,357	25.6%

Consolidated and Segment Net Sales from Core and Non-Core Business (3)
(Unaudited) (in thousands)

	Three Months Ended November 30,
	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$183,211	$185,810	$105,716	$474,737
Core business	39,189	64,348	63,487	167,024
Non-Core business (Personal Care)	—	—	(4,024)	(4,024)
Change in sales revenue, net	39,189	64,348	59,463	163,000
Fiscal 2021 sales revenue, net	$222,400	$250,158	$165,179	$637,737

Total net sales revenue growth (decline)	21.4%	34.6%	56.2%	34.3%
Core business	21.4%	34.6%	60.1%	35.2%
Non-Core business (Personal Care)	—%	—%	(3.8)%	(0.8)%

	Nine Months Ended November 30,
	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$496,017	$499,543	$269,507	$1,265,067
Core business	68,874	162,025	102,642	333,541
Non-Core business (Personal Care)	—	—	(9,184)	(9,184)
Change in sales revenue, net	68,874	162,025	93,458	324,357
Fiscal 2021 sales revenue, net	$564,891	$661,568	$362,965	$1,589,424

Total net sales revenue growth (decline)	13.9%	32.4%	34.7%	25.6%
Core business	13.9%	32.4%	38.1%	26.4%
Non-Core business (Personal Care)	—%	—%	(3.4)%	(0.7)%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income (Non-GAAP) (9)
(Unaudited) (in thousands)

	Three Months Ended November 30, 2020
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$37,658	16.9%	$30,478	12.2%	$32,573	19.7%	$100,709	15.8%
Restructuring charges	(12)	—%	—	—%	—	—%	(12)	—%
Subtotal	37,646	16.9%	30,478	12.2%	32,573	19.7%	100,697	15.8%
Amortization of intangible assets	523	0.2%	2,454	1.0%	1,524	1.0%	4,501	0.7%
Non-cash share-based compensation	2,712	1.2%	2,359	0.9%	1,668	1.0%	6,739	1.1%
Adjusted operating income (non-GAAP)	$40,881	18.4%	$35,291	14.1%	$35,765	21.7%	$111,937	17.6%

	Three Months Ended November 30, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$42,272	23.1%	$24,372	13.1%	$12,625	11.9%	$79,269	16.7%
Acquisition-related expenses (7)	—	—%	—	—%	1,475	1.4%	1,475	0.3%
Restructuring charges	—	—%	—	—%	12	—%	12	—%
Subtotal	42,272	23.1%	24,372	13.1%	14,112	13.3%	80,756	17.0%
Amortization of intangible assets	815	0.4%	2,492	1.3%	1,483	1.4%	4,790	1.0%
Non-cash share-based compensation	1,510	0.8%	1,946	1.0%	1,302	1.2%	4,758	1.0%
Adjusted operating income (non-GAAP)	$44,597	24.3%	$28,810	15.5%	$16,897	16.0%	$90,304	19.0%

	Nine Months Ended November 30, 2020
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$106,294	18.8%	$95,782	14.5%	$54,887	15.1%	$256,963	16.2%
Restructuring charges	251	—%	—	—%	104	—%	355	—%
Subtotal	106,545	18.9%	95,782	14.5%	54,991	15.2%	257,318	16.2%
Amortization of intangible assets	1,541	0.3%	7,415	1.1%	4,571	1.3%	13,527	0.9%
Non-cash share-based compensation	8,024	1.4%	7,166	1.1%	5,464	1.5%	20,654	1.3%
Adjusted operating income (non-GAAP)	$116,110	20.6%	$110,363	16.7%	$65,026	17.9%	$291,499	18.3%

	Nine Months Ended November 30, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$109,170	22.0%	$51,836	10.4%	$19,990	7.4%	$180,996	14.3%
Acquisition-related expenses (7)	—	—%	—	—%	1,475	0.5%	1,475	0.1%
Restructuring charges	90	—%	—	—%	971	0.4%	1,061	0.1%
Subtotal	109,260	22.0%	51,836	10.4%	22,436	8.3%	183,532	14.5%
Amortization of intangible assets	1,512	0.3%	8,088	1.6%	3,529	1.3%	13,129	1.0%
Non-cash share-based compensation	5,853	1.2%	7,839	1.6%	5,051	1.9%	18,743	1.5%
Adjusted operating income (non-GAAP)	$116,625	23.5%	$67,763	13.6%	$31,016	11.5%	$215,404	17.0%

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA (9)
(Unaudited) (in thousands)

	Three Months Ended November 30, 2020
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$37,658	$30,478	$32,573	$100,709
Depreciation and amortization	2,371	4,106	3,042	9,519
Non-operating income, net	—	—	93	93
EBITDA (non-GAAP)	40,029	34,584	35,708	110,321
Add: Restructuring charges	(12)	—	—	(12)
Non-cash share-based compensation	2,712	2,359	1,668	6,739
Adjusted EBITDA (non-GAAP)	$42,729	$36,943	$37,376	$117,048

	Three Months Ended November 30, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$42,272	$24,372	$12,625	$79,269
Depreciation and amortization	2,263	3,740	2,757	8,760
Non-operating income, net	—	—	92	92
EBITDA (non-GAAP)	44,535	28,112	15,474	88,121
Add: Acquisition-related expenses (7)	—	—	1,475	1,475
Restructuring charges	—	—	12	12
Non-cash share-based compensation	1,510	1,946	1,302	4,758
Adjusted EBITDA (non-GAAP)	$46,045	$30,058	$18,263	$94,366

	Nine Months Ended November 30, 2020
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$106,294	$95,782	$54,887	$256,963
Depreciation and amortization	6,743	12,331	8,921	27,995
Non-operating income, net	—	—	440	440
EBITDA (non-GAAP)	113,037	108,113	64,248	285,398
Add: Restructuring charges	251	—	104	355
Non-cash share-based compensation	8,024	7,166	5,464	20,654
Adjusted EBITDA (non-GAAP)	$121,312	$115,279	$69,816	$306,407

	Nine Months Ended November 30, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$109,170	$51,836	$19,990	$180,996
Depreciation and amortization	5,292	12,322	7,262	24,876
Non-operating income, net	—	—	313	313
EBITDA (non-GAAP)	114,462	64,158	27,565	206,185
Add: Acquisition-related expenses (7)	—	—	1,475	1,475
Restructuring charges	90	—	971	1,061
Non-cash share-based compensation	5,853	7,839	5,051	18,743
Adjusted EBITDA (non-GAAP)	$120,405	$71,997	$35,062	$227,464

Reconciliation of GAAP Net Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (9)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$97,876	$13,721	$84,155	$3.89	$0.55	$3.34
Restructuring charges	(12)	—	(12)	—	—	—
Subtotal	97,864	13,721	84,143	3.89	0.55	3.34
Amortization of intangible assets	4,501	204	4,297	0.18	0.01	0.17
Non-cash share-based compensation	6,739	403	6,336	0.27	0.02	0.25
Adjusted (non-GAAP)	$109,104	$14,328	$94,776	$4.33	$0.57	$3.76

Weighted average shares of common stock used in computing diluted EPS						25,192

	Three Months Ended November 30, 2019
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$76,594	$7,895	$68,699	$3.02	$0.31	$2.71
Acquisition-related expenses (7)	1,475	22	1,453	0.06	—	0.06
Restructuring charges	12	—	12	—	—	—
Subtotal	78,081	7,917	70,164	3.07	0.31	2.76
Amortization of intangible assets	4,790	252	4,538	0.19	0.01	0.18
Non-cash share-based compensation	4,758	343	4,415	0.19	0.01	0.17
Adjusted (non-GAAP)	$87,629	$8,512	$79,117	$3.45	$0.34	$3.12

Weighted average shares of common stock used in computing diluted EPS						25,396

	Nine Months Ended November 30, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$247,835	$16,061	$231,774	$9.78	$0.63	$9.14
Restructuring charges	355	2	353	0.01	—	0.01
Tax Reform	—	9,357	(9,357)	—	0.37	(0.37)
Subtotal	248,190	25,420	222,770	9.79	1.00	8.79
Amortization of intangible assets	13,527	651	12,876	0.53	0.03	0.51
Non-cash share-based compensation	20,654	1,406	19,248	0.82	0.06	0.76
Adjusted (non-GAAP)	$282,371	$27,477	$254,894	$11.14	$1.08	$10.05

Weighted average shares of common stock used in computing diluted EPS						25,350

	Nine Months Ended November 30, 2019
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$172,018	$16,530	$155,488	$6.80	$0.65	$6.15
Acquisition-related expenses (7)	1,475	22	1,453	0.06	—	0.06
Restructuring charges	1,061	68	993	0.04	—	0.04
Subtotal	174,554	16,620	157,934	6.90	0.66	6.24
Amortization of intangible assets	13,129	621	12,508	0.52	0.02	0.49
Non-cash share-based compensation	18,743	1,434	17,309	0.74	0.06	0.68
Adjusted (non-GAAP)	$206,426	$18,675	$187,751	$8.16	$0.74	$7.42

Weighted average shares of common stock used in computing diluted EPS						25,295

Consolidated Core and Non-Core Net Sales and Reconciliation of Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (9)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30,
	2020	2019	$ Change	% Change
Sales revenue, net
Core	$617,766	$450,742	$167,024	37.1%
Non-Core	19,971	23,995	(4,024)	(16.8)%
Total	$637,737	$474,737	$163,000	34.3%

	Three Months Ended November 30,
	2020	2019	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$3.61	$2.98	$0.63	21.1%
Non-Core	0.15	0.14	0.01	7.1%
Total	$3.76	$3.12	$0.64	20.5%

	Three Months Ended November 30,
Core Business:	2020	2019
Diluted EPS, as reported	$3.19	$2.62
Acquisition-related expenses, net of tax	—	0.06
Subtotal	$3.19	$2.68
Amortization of intangible assets, net of tax	0.17	0.13
Non-cash share-based compensation, net of tax	0.25	0.17
Adjusted Diluted EPS (non-GAAP)	$3.61	$2.98

	Three Months Ended November 30,
Non-Core Business:	2020	2019
Diluted EPS, as reported	$0.15	$0.09
Amortization of intangible assets, net of tax	—	0.05
Non-cash share-based compensation, net of tax	—	—
Adjusted Diluted EPS (non-GAAP)	$0.15	$0.14

Diluted EPS, as reported (GAAP)	$3.34	$2.71

Consolidated Core and Non-Core Net Sales and Reconciliation of Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (9)
(Unaudited) (dollars in thousands, except per share data)

	Nine Months Ended November 30,
	2020	2019	$ Change	% Change
Sales revenue, net
Core	$1,526,995	$1,193,454	$333,541	27.9%
Non-Core	62,429	71,613	(9,184)	(12.8)%
Total	$1,589,424	$1,265,067	$324,357	25.6%

	Nine Months Ended November 30,
	2020	2019	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$9.58	$6.98	$2.60	37.2%
Non-Core	0.47	0.44	0.03	6.8%
Total	$10.05	$7.42	$2.63	35.4%

	Nine Months Ended November 30,
Core Business:	2020	2019
Diluted EPS, as reported	$8.67	$5.85
Restructuring charges, net of tax	0.01	0.02
Tax Reform	(0.37)	—
Acquisition-related expenses, net of tax	—	0.06
Subtotal	$8.31	$5.93
Amortization of intangible assets, net of tax	0.51	0.38
Non-cash share-based compensation, net of tax	0.76	0.67
Adjusted Diluted EPS (non-GAAP)	$9.58	$6.98

	Nine Months Ended November 30,
Non-Core Business:	2020	2019
Diluted EPS, as reported	$0.47	$0.30
Restructuring charges, net of tax	—	0.01
Subtotal	$0.47	$0.31
Amortization of intangible assets, net of tax	—	0.12
Non-cash share-based compensation, net of tax	—	0.01
Adjusted Diluted EPS (non-GAAP)	$0.47	$0.44

Diluted EPS, as reported (GAAP)	$9.14	$6.15

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information
(Unaudited) (in thousands)

	November 30,
	2020	2019
Balance Sheet:
Cash and cash equivalents	$156,661	$19,637
Receivables, net	500,070	365,543
Inventory, net	383,440	333,656
Total assets, current	1,090,068	729,239
Total assets	2,311,744	1,791,089
Total liabilities, current	598,505	317,899
Total long-term liabilities	502,801	311,506
Total debt	440,381	244,247
Total stockholders' equity	1,210,438	1,161,684
Liquidity:
Working capital	$491,563	$411,340

	Nine Months Ended November 30,
	2020	2019
Cash Flow:
Depreciation and amortization	$27,995	$24,876
Net cash provided by operating activities	249,746	101,418
Capital and intangible asset expenditures	19,423	13,247
Net debt proceeds (repayments)	104,100	(77,300)
Payments for repurchases of common stock	202,961	10,133

Reconciliation of GAAP Net Cash Provided by Operating Activities
to Free Cash Flow (Non-GAAP) (9)
(Unaudited) (in thousands)

	Nine Months Ended November 30,
	2020	2019
Net cash provided by operating activities (GAAP)	$249,746	$101,418
Less: Capital and intangible asset expenditures	(19,423)	(13,247)
Free cash flow (non-GAAP)	$230,323	$88,171

Fiscal 2021 Outlook for Net Sales Revenue
(Unaudited)
(in thousands)

	Fiscal 2020	Outlook for Fiscal 2021
Net sales revenue	$1,707,432	$2,075,000	—	$2,100,000

		21.5%	—	23.0%

Reconciliation of Fiscal 2021 Outlook for GAAP Diluted Earnings Per Share (“EPS”) to Adjusted Diluted EPS (Non-GAAP) (9)  (Unaudited)

	Nine Months Ended November 30, 2020	Outlook for the Balance of the Fiscal Year (Three Months)			Outlook Fiscal 2021
Diluted EPS, as reported (GAAP)	$9.14	$1.15	—	$1.32	$10.29	—	$10.46
Restructuring charges, net of tax	0.01	—	—	0.01	0.01	—	0.02
Tax Reform	(0.37)	—	—	—	(0.37)	—	(0.37)
Subtotal	8.79	1.15	—	1.32	9.94	—	10.12
Amortization of intangible assets, net of tax	0.51	0.12	—	0.13	0.63	—	0.64
Non-cash share-based compensation, net of tax	0.76	0.18	—	0.19	0.94	—	0.95
Adjusted diluted EPS (non-GAAP)	$10.05	$1.45	—	$1.65	$11.50	—	$11.70

Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP) (9)
(Unaudited)

	Nine Months Ended November 30, 2020	Outlook for the Balance of the Fiscal Year (Three Months)			Outlook Fiscal 2021
Effective tax rate, as reported (GAAP)	6.5%	8.5%	—	10.4%	6.7%	—	6.8%
Restructuring charges	—%	—%	—	—%	—%	—	—%
Tax Reform	3.8%	—%	—	—%	3.4%	—	3.4%
Subtotal	10.2%	8.4%	—	10.4%	10.1%	—	10.3%
Amortization of intangible assets	(0.3)%	(0.4)%	—	(0.6)%	(0.3)%	—	(0.3)%
Non-cash share-based compensation	(0.2)%	(0.2)%	—	(0.4)%	(0.2)%	—	(0.3)%
Adjusted effective tax rate (non-GAAP)	9.7%	7.9%	—	9.3%	9.5%	—	9.7%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release
(1)Previously referred to as Core business, Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, not including the impact that foreign currency had on reported net sales. Net sales revenue from internally developed brands or product lines is considered Organic business activity.
(2)The three and nine month periods ended November 30, 2020 include three and nine months of operating results for Drybar Products LLC, respectively, which was acquired on January 23, 2020, with no comparable results for the same period last year.
(3)The Company defines Core as strategic business that it expects to be an ongoing part of its operations, and Non-Core as business or assets (including assets held for sale) that it expects to divest within a year of its designation as Non-Core.
(4) Amortization of intangible assets.
(5)Non-cash share-based compensation.
(6)Charges incurred in connection with the Company’s restructuring plan (Project Refuel).
(7)Acquisition-related expenses associated with the definitive agreement to acquire Drybar Products LLC are included in SG&A for the three and nine month periods ended November 30, 2019.
(8)Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks, Hot Tools and Drybar brands.
(9)This press release contains non-GAAP financial measures. Adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted EPS, Core and Non-Core adjusted diluted EPS, EBITDA, adjusted EBITDA, and free cash flow that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in the Company’s Condensed Consolidated Statements of Income and Cash Flows in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges/benefits on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges/benefits would not accurately reflect the underlying performance of the Company’s operations for the period in which the charges/benefits are incurred, even though such charges/benefits may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP measures are used by management for measuring and evaluating the Company’s performance. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.